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                                                                    EXHIBIT 23.7

                                     CONSENT


     Reference is made to Amendment No. 1 to the Registration Statement on Form S-1, and to the Prospectus which forms a part thereof (together, the "Registration Statement"), to be filed with the Securities and Exchange Commission by eFunds Corporation in connection with its public offering. In accordance with Rule 438 under the Securities Act of 1933, the undersigned hereby consents to being named in the Registration Statement, and any subsequent amendments thereto, as a person who is about to become a director of eFunds Corporation.


May 12, 2000

                                        /s/ John H. LeFevre
                                        ------------------------------------
                                        John H. LeFevre